EXHIBIT 23




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-53004 of SoftQuad Software, Ltd. on Form S-8 of our report dated November 21, 2001, appearing in this Annual Report on Form 10-KSB of SoftQuad Software, Ltd. for the year ended September 30, 2001.


/s/ Deloitte & Touche LLP
Chartered Accountants

Toronto Ontario
December 18, 2001